UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2015

MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

404I-T Hadley Road
S. Plainfield, New Jersey 07080
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.

(c) On March 30, 2015, the Board of Directors of Majesco Entertainment Company (the “Company”) appointed Gary Anthony, 54, as the Company’s Principal Accounting Officer, effective as of April 1, 2015.

Prior to being appointed Principal Accounting Officer, Mr. Anthony served as the Company’s Controller since December 2010.  Prior to joining the Company Mr. Anthony served as the Chief Financial Officer of Axion International Holdings Inc. (“Axion”) from October 2009 through October 2010, prior to which he served as Axion’s Controller from September 2009 until his appointment as Chief Financial Officer. As Principal Accounting Officer of the Company, and pursuant to his Offer Letter, dated March 31, 2015, Mr. Anthony will receive a monthly base salary of $5,000.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number

10.1                      Offer Letter, dated as of March 31, 2015, by and between Majesco Entertainment Company and Gary Anthony.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY

Dated: April 3, 2015	/s/ Jesse Sutton
Jesse Sutton
Chief Executive Officer

EXHIBIT INDEX

10.1           Offer Letter, dated as of March 31, 2015, by and between Majesco Entertainment Company and Gary Anthony.